Exhibit 99.2
UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION
The following unaudited pro forma condensed combined financial information of ORBCOMM Inc. (“ORBCOMM” or the “Company”) gives effect to the Company’s acquisition of substantially all the assets and certain liabilities of StarTrak Systems, LLC (“StarTrak”), a wholly-owned subsidiary of Alanco Technologies, Inc. (“Alanco”), effective as of the close of business on May 16, 2011, and the assumptions and adjustments described in the accompanying notes to the unaudited pro forma condensed combined financial statements. For accounting purposes, the acquisition is treated as the acquisition of StarTrak.
The unaudited pro forma condensed combined balance sheet as of March 31, 2011 and the unaudited pro forma condensed combined statements of operations for the three months ended March 31, 2011 and the year ended December 31, 2010 are based on the historical financial statements of the Company and StarTrak.
The unaudited pro forma condensed combined balance sheet as of March 31, 2011 is presented as if the acquisition of StarTrak had occurred on March 31, 2011. The unaudited pro forma condensed combined statements of operations for the three months ended March 31, 2011 and for the year ended December 31, 2010 are presented as if the StarTrak acquisition had occurred on January 1, 2010 and were carried forward through the period ended March 31, 2011.
The Company has made significant assumptions and estimates in determining the preliminary estimated purchase price and the preliminary allocation of the estimated purchase in the unaudited pro forma condensed combined financial statements. These preliminary estimates and assumptions are subject to change as the Company finalizes the valuations of certain assets and liabilities, including deferred revenues and warranty liabilities, intangible assets, goodwill and the final working capital adjustment. The final valuations may change significantly from the preliminary estimates. These changes could result in significant variances between the Company’s future financial results and the amounts presented in these unaudited pro forma condensed combined financial statements. The Company anticipates finalizing the purchase price allocation by the end of 2011.
The unaudited pro forma condensed combined financial statements are not intended to represent or be indicative of the consolidated results of operations or financial position that the Company would have reported had the StarTrak acquisition occurred on the dates set forth above and should not be taken as a representation of the Company’s future consolidated results of operations or financial position. The unaudited pro forma condensed combined financial statements do not reflect any operating efficiencies and/or cost savings that the Company may achieve with respect to the combined businesses or any liabilities that may result from integration activities.
Pursuant to the requirements of Article 11 of Regulation S-X, the historical financial information has been adjusted in the unaudited pro forma condensed combined financial statements to give effect to pro forma events that are (i) directly attributable to the acquisition, (ii) factually supportable, and (iii) with respect to the statements of operations, expected to have a continuing impact on the combined results of the businesses.

The unaudited pro forma condensed combined balance sheet as of March 31, 2011 and the unaudited pro forma condensed combined statements of operations for the three months ended March 31, 2011 and the year ended December 31, 2010 of the Company and StarTrak should be read in conjunction with the:
•	Unaudited condensed consolidated financial statements and notes thereto of the Company as of March 31, 2011 and for the quarter ended March 31, 2011, included in the Company’s Quarterly Report on Form 10-Q filed with the Securities and Exchange Commission (“SEC”) on May 10, 2011;
•	Audited consolidated financial statements and notes thereto of the Company as of December 31, 2010 and for the year ended December 31, 2010, included in the Company’s Annual Report on Form 10-K filed with the SEC on March 16, 2011; and
•	Unaudited financial statements of StarTrak as of March 31, 2011 and for the nine months ended March 31, 2011 and audited financial statements of StarTrak as of June 30, 2010 and for the years ended June 30, 2010 and 2009 included in Exhibit 99.1 to this Amendment No. 1 to Current Report on Form 8-K/A.

ORBCOMM Inc.
UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET
(in thousands)

	Historical		Pro Forma
	March 31, 2011		Adjustments		Pro Forma
	ORBCOMM Inc.	StarTrak Systems, LLC	(Note 4)		Combined
Assets:
Current Assets:
Cash and cash equivalents	$21,226	$368	$(1,893	)(A)	$19,701
Restricted cash	1,000	—	—		1,000
Marketable securities	61,055	—	—		61,055
Accounts receivable	5,660	1,690	(481	)(J)	6,869
Inventories	207	2,135	39	(D)	2,381
Prepaid expenses and other current assets	1,709	289	(304	)(A)	1,472
			(159	)(J)
			(63	)(K)
Deferred income taxes	117	—	—		117

Total current assets	90,974	4,482	(2,861)		92,595

Satellite network and other equipment, net	72,388	317			72,705
Goodwill		12,575	(12,575	)(H)	9,177
			9,177	(H)
Intangible assets, net	743	447	(447	)(H)	8,143
			7,400	(H)
Restricted cash	2,220	—	—		2,220
Other investment	2,334	—	(2,050	)(A)	4
	—		(305	)(G)
			25	(C)
Deferred income taxes	140	—	—		140
Other assets	1,058	22	—		1,080

Total assets	$169,857	$17,843	$(1,636)		$186,064

LIABILITIES AND EQUITY
Current Liabilities:
Accounts payable	$2,508	$1,498	$(481	)(J)	$3,525
Accrued expenses	4,758	387	55	(F)	5,965
			765	(I)
Warranty liability	—	100	400	(E)	500
Current portion of deferred revenue	1,946	387	(173	)(E)	2,076
			(84	)(J)
Notes payable	—	4,530	(4,530	)(K)	—

Total current liabilities	9,212	6,902	(4,048)		12,066

Note payable- related party	1,540	—	—		1,540
$3,900 6% secured promissory note payable		—	3,900	(A)	3,812
			(88	)(B)
Deferred revenues, net of current portion	1,194	366	(167	)(E)	1,318
			(75	)(J)
Other liabilities	317	—	—		317

Total liabilities	12,263	7,268	(478)		19,053

Commitments and contingencies
Equity:
ORBCOMM Inc. stockholders’ equity
Series A convertible preferred stock			1,834	(A)	1,834
Common stock	43	—	3	(A)	46
Additional paid-in capital	234,527	—	8,346	(A)	242,873
Accumulated other comprehensive income	1,075	—	—		1,075
Capital contributions	—	26,266	(26,266	)(L)	—
Accumulated deficit	(77,315)	(15,691)	304	(A)	(78,081)
			(765	)(I)
			(305	)(G)
			15,691	(L)

Total ORBCOMM Inc. stockholders’ equity	158,330	10,575	(1,158)		167,747
Non controlling interests	(736)	—	—		(736)

Total equity	157,594	10,575	(1,158)		167,011

Total liabilities and equity	$169,857	$17,843	$(1,636)		$186,064

See notes to unaudited pro forma condensed combined financial statements

ORBCOMM Inc.
UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS
(in thousands)

	Historical		Pro forma
	Three months ended March 31, 2011		Adjustments		Pro forma
	ORBCOMM Inc.	StarTrak Systems, LLC	(Note 4)		Combined

Revenues:
Service revenues	$7,397	$2,248	(307	)(P)	$9,338
Product sales	486	1,840	(12	)(P)	2,314

Total revenues	7,883	4,088	(319)		11,652

Cost and Expenses
Costs of services	3,463	1,369	45	(M)	4,570
			(307	)(P)
Costs of product sales	290	1,482	(6	)(M)	1,754
			(12	)(P)
Selling, general and administrative	4,421	1,237	(15	)(M)	5,643
Product development	174	—	—		174
Acquisition-related costs	257	—	(257	)(R)	—

Total costs and expenses	8,605	4,088	(552)		12,141

Loss from operations	(722)	—	233		(489)

Other income (expense)
Interest income	54	—	—		54
Other income (expense)	101	—	—		101
Interest expense	(48)	(124)	124	(N)	(117)
			(64	)(N)
			(5	)(O)

Total other income (expense)	107	(124)	55		38

Loss before income taxes	(615)	(124)	288		(451)

Income taxes	111	—	55	(S)	166

Net loss	(726)	(124)	233		(617)

Less: Net income attributable to the noncontrolling interests	5	—	—		5

Net loss attribtuable to ORBCOMM Inc.	(731)	(124)	233		(622)

Preferred stock dividends	—	—	(18	)(Q)	(18)

Net loss to common stockholders	$(731)	$(124)	$215		$(640)

Per share information-basic and diluted:	$(0.02)				$(0.01)

Net loss per share to common stockholders
Basic and diluted weighted average shares outstanding	42,726		2,869		45,595

See notes to unaudited pro forma condensed combined financial statements

ORBCOMM Inc.
UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS
(in thousands)

	Historical
	Year ended	Twelve months ended	Pro Forma
	December 31, 2010	December 31, 2010	Adjustments		Pro forma
	ORBCOMM Inc.	StarTrak Systems, LLC	(Note 4 )		Combined

Revenues:
Service revenues	$34,257	$8,407	$(920	)(P)	$41,744
Product sales	2,419	7,332	(12	)(P)	9,739

Total revenues	36,676	15,739	(932)		51,483

Cost and Expenses
Costs of services	12,683	6,069	55	(M)	17,887
			(920	)(P)
Costs of product sales	1,511	6,843	(24	)(M)	8,318
			(12	)(P)
Selling, general and administrative	16,728	4,296	(57	)(M)	20,967
Product development	663	11	—		674
Impairment charges-satellite network	6,509	—	—		6,509

Total costs and expenses	38,094	17,219	(958)		54,355

Loss from operations	(1,418)	(1,480)	26		(2,872)
Other income (expense)
Interest income	218	—	—		218
Other income (expense)	(16)	—	—		(16)
Interest expense	(192)	(993)	993	(N)	(441)
			(230	)(N)
			(19	)(O)

Total other income (expense)	10	(993)	744		(239)

Loss from continuing operations	(1,408)	(2,473)	770		(3,111)

Income taxes (benefit)	(216)	—	184	(S)	(32)

Net loss	(1,192)	(2,473)	586		(3,079)

Less: Net income attributable to the noncontrolling interests	224	—	—		224

Net loss attributable to ORBCOMM Inc.	(1,416)	(2,473)	586		(3,303)

Preferred stock dividends	—	—	(73	)(Q)	(73)

Net loss to common stockholders	$(1,416)	$(2,473)	$513		$(3,376)

Per share information-basic and diluted:	$(0.03)				$(0.07)

Net loss per share to common stockholders
Basic and diluted weighted average shares outstanding	42,586		2,869		45,455

See notes to unaudited pro forma condensed combined financial statements

Notes to Unaudited Pro Forma Condensed Combined Financial Statements
(dollars in thousands, except share and per share amounts)
1. Background and Basis of Pro Forma Presentation
Effective as of the close of business on May 16, 2011, the Company completed the acquisition of substantially all of the assets of StarTrak, a wholly-owned subsidiary of Alanco, including but not limited to cash, accounts receivable, inventory, equipment, intellectual property, all of StarTrak’s rights to customer contracts, supplier lists, and assumed certain liabilities pursuant to an Asset Purchase Agreement dated as of February 23, 2011. StarTrak is a provider of tracking, monitoring and control services to the refrigerated segment of the transportation marketplace, enabling customers to increase efficiency and reduce costs of the refrigerated supply chain.
The Company accounted for the acquisition pursuant to FASB Topic ASC 805, “Business Combinations". In accordance with ASC 805, the estimated purchase price was allocated to intangible assets and identifiable assets acquired and liabilities assumed based on their relative fair values. The excess of the purchase price over the net tangible and intangible assets and liabilities assumed was recorded as goodwill.
The Company has made significant assumptions and estimates in determining the preliminary estimated purchase price and the preliminary allocation of the estimated purchase in the unaudited pro forma condensed combined financial statements. These preliminary estimates and assumptions are subject to change as the Company finalizes the valuations of certain assets and liabilities, including deferred revenues and warranty liabilities, intangible assets, goodwill and the final working capital adjustment. The final valuations may change significantly from the preliminary estimates. These changes could result in significant variances between the Company’s future financial results and the amounts presented in these unaudited pro forma condensed combined financial statements. The Company anticipates finalizing the purchase price allocation by the end of 2011.
Summary of the Purchase Price
The consideration paid by the Company to acquire StarTrak consisted of the following:
•
$1,893 in cash, which included a preliminary working capital adjustment of $118 due at the date of acquisition subject to a final working capital adjustment specified in the Asset Purchase Agreement and a $304 repayment to ORBCOMM for a 6% promissory note advanced to Alanco on February 23, 2011 including interest;

•	The Company’s investment in preferred stock and common stock of Alanco, which was delivered back to Alanco;
•	$3,900 6% secured promissory note payable issued to a lender and stockholder of Alanco;
•	183,550 shares of Series A convertible preferred stock issued to Alanco;

Notes to Unaudited Pro Forma Condensed Combined Financial Statements
(dollars in thousands, except share and per share amounts)
•	2,452,644 shares of common stock issued to Alanco and to certain selling stockholders of Alanco; and
•
249,917 and 166,611 shares of common stock issued to Alanco and held in two separate escrow accounts to cover 50% of certain damages and costs incurred or suffered by the Company relating to a patent infringement claim and certain warranty obligations, respectively.

In addition to the consideration paid, up to additional gross amount of $1,500 (subject to certain reductions) in contingent payments is payable by the Company if certain revenue milestones of StarTrak are achieved for the 2011 calendar year. Any potential earn-out amount can be paid in common stock, cash or a combination at the Company’s option. Any shares of common stock issued will be based on the 20-day average closing price of the common stock ending March 31, 2012. The potential earn-out amount, if earned, will be paid on or before April 30, 2012 to Alanco and to two of the selling stockholders of Alanco. If StarTrak does not achieve the revenue milestone of at least $20,000, neither Alanco nor the two selling stockholders would be entitled to an earn-out amount. The potential earn-out amount is calculated as follows:
•	$250 if StarTrak achieves at least $20,000 in total revenues; plus
•	an additional $750, pro-rated on a straight line basis, if StarTrak achieves between $20,000 and $22,000 in total revenues; plus
•	an additional $250 if StarTrak achieves at least $23,000 in total revenues; plus
•	an additional $250 if StarTrak achieves at least $24,000 in total revenues.
Accounting Periods Presented
The unaudited pro forma condensed combined balance sheet as of March 31, 2011 is presented as if the acquisition of StarTrak had occurred on March 31, 2011. The unaudited pro forma condensed combined statements of operations for the three months ended March 31, 2011 and for the year ended December 31, 2010 are presented as if the StarTrak acquisition had occured on January 1, 2010 and were carried forward through the period ended March 31, 2011. StarTrak’s statement of operations for the twelve months ended December 31, 2010 were derived by adding the six months ended December 31, 2010 to its year ended June 30, 2010, and removing the six months ended December 31, 2009.
Reclassifications
The following reclassification has been made to the presentation of StarTrak’s historical balance sheet in order to conform to ORBCOMM’s presentation:
•	Accounts payable and accrued expenses and obligations under capital leases-short term have been reclassified within accounts payable and accrued expenses.

Notes to Unaudited Pro Forma Condensed Combined Financial Statements
(dollars in thousands, except share and per share amounts)
The following reclassifications have been made to the presentation of StarTrak’s historical statements of operations in order to conform to ORBCOMM’s presentation:
•	Revenues have been reclassified to service revenues and product sales; and
•	Cost and expenses have been reclassified to cost of service, cost of product sales and selling, general and administrative expenses.
2. Preliminary Estimated Purchase Price
The following table summarizes the preliminary estimated fair values of the purchase price:

Cash consideration	$1,893
Forgiveness of 6% secured promissory note advanced to Alanco on February 23, 2011 the date of the Asset Purchase Agreement including interest of $4	304
Contingent earn-out consideration	—
The Company’s investment in Alanco delivered back to Alanco	2,050
$3,900 6% secured promissory note payable issued to a lender and stockholder of Alanco	3,812
Issuance of 183,550 shares of Series A convertible preferred stock	1,834

Issuance of 2,869,172 shares of common stock (valued at $2.91 per share, which reflects the Company’s common stock closing price on May 16, 2011)	8,349

Total	$18,242

Contingent earn-out consideration
As of the acquisition date, the fair value of the contingent earn-out amount was estimated to be nil. The estimated fair value of the earn-out was determined using weighted probabilities to achieve the revenue milestones. The Company estimated the fair value of the contingent consideration using a probability-weighted discounted cash flow model discounted at 19.0%. The fair value measurement is based on significant inputs not observed in the market and thus represents a Level 3 measurement. Any change in the fair value of the contingent earn-out subsequent to the acquisition date, including changes from events after the acquisition date, will be recognized in earnings in the period the estimated fair value changes.
Investment in Alanco
The Company accounted for the investment in Alanco at cost, or $2,356. The investment consisted of an initial purchase of 500,000 shares of Alanco’s Series E convertible preferred stock for $2,250, and 73,737 shares of Alanco’s common stock received as payment of dividends on the Series E convertible preferred stock totaling $106. The fair value of the Series E convertible preferred stock was estimated using a combination of an income approach for the debt component and the Black-Scholes option pricing model for the option component. The rate utilized to discount the net cash flows to the present value for the debt component was 20.0% based on a private-equity rate of return for this security. The fair value of the option component was de minimis. The fair value of the common stock received as dividends was based on the closing price of Alanco’s common stock on May 16, 2011. The Company recorded a loss of $305 on the revaluation of its cost method investment in Alanco, triggered by the acquisition, for the difference between the fair value and the carrying value at the date of acquisition. Such loss was recorded prior to tendering the shares to Alanco.

Notes to Unaudited Pro Forma Condensed Combined Financial Statements
(dollars in thousands, except share and per share amounts)
$3,900 6% secured promissory note payable issued to a lender and stockholder of Alanco
The fair value of the note payable was estimated using an income approach-yield analysis based on the contractual interest and principal payments. The rate utilized to discount the net cash flows to the present value was 6.85%, which was based on: (i) comparable loan indices with similar structure and credit and (ii) comparable companies. As a result, the Company recognized a fair value adjustment of $88, which reduced the carrying value of the note. This amount will be amortized to interest expense using the effective interest method which will increase the carrying value of the note through the maturity date.
The note is secured by substantially all of the assets of StarTrak acquired and is guaranteed by ORBCOMM. The Company made a $200 principal payment on May 16, 2011 in accordance with the terms of note agreement. The remaining principal payments are due in quarterly installments beginning on March 31, 2012 with a balloon payment due on December 31, 2015.
Series A convertible preferred stock
The face value of the Series A convertible preferred stock is $1,836 and the estimated fair value is $1,834. As a result, the face value will be accreted up to the fair value using the effective interest method through the date of redemption.
Key terms of the Series A convertible preferred stock are as follows:
Dividends. Holders of the Series A convertible preferred stock are entitled to receive a cumulative 4% dividend annually (calculated on the basis of the redemption price of $10.00 per share) payable quarterly in additional shares of the Series A convertible preferred stock.
Conversion. Shares of the Series A convertible preferred stock are convertible into 1.66611 shares of common stock: (i) at the option of the holder at any time up to two years from the issuance date or (ii) at the option of the Company beginning six months from the issuance date if the average closing market price for the Company’s common stock for the preceding twenty consecutive trading days equals or exceeds $11.20 per share.
Voting. Each share of the Series A convertible preferred stock is entitled to one vote for each share of common stock into which the preferred stock is convertible.

Notes to Unaudited Pro Forma Condensed Combined Financial Statements
(dollars in thousands, except share and per share amounts)
Liquidation. In the event of any liquidation, sale or merger of the Company, the holders of the Series A convertible preferred stock are entitled to receive prior to and in preference over the common stock, an amount equal to $10.00 per share plus unpaid dividends.
Redemption. The Series A convertible preferred stock may be redeemed by the Company for an amount equal to the issuance price of $10.00 per share plus all unpaid dividends at any time after two years from the issuance date.
Preliminary Estimated Purchase Price Allocation
The total preliminary estimated purchase price was allocated to the net assets acquired based upon their preliminary estimated fair values as of the close of business on May 16, 2011 as set forth below. The excess of the preliminary purchase price over the preliminary net assets was recorded as goodwill. The preliminary allocation of the purchase price was based upon a preliminary valuation and the estimates and assumptions are subject to change. The areas of the preliminary purchase price allocation that are not yet finalized relate to the fair values of certain assets and liabilities, including deferred revenues and warranty liabilities, intangible assets, goodwill and the final working capital adjustment. The preliminary estimated purchase price allocation for the acquisition is as follows:

Cash and cash equivalents	$322
Accounts receivable	1,599
Inventory	2,008
Other current and noncurrent assets	215
Property, plant and equipment	303
Intangible assets	7,400

Total identifiable assets acquired	11,847

Accounts payable and accrued expenses	(1,727)
Deferred revenues	(400)
Warranty liabilities	(500)
Patent infringement claim	(155)

Total liabilities assumed	(2,782)

Net identifiable assets acquired	9,065
Goodwill	9,177

Total preliminary purchase price	$18,242

Notes to Unaudited Pro Forma Condensed Combined Financial Statements
(dollars in thousands, except share and per share amounts)
Intangible Assets
The fair values of the trademarks and the technology and patents were estimated using a relief from royalty method under the income approach based on discounted cash flows. The fair value of customer relationships were estimated based on an income approach using the excess earnings method. A discount rate of 19% was selected to reflect risk characteristics of these intangible assets. The discount rate was applied to the projected cash flows associated with the assets in order to value the intangible assets. The remaining useful lives of the technology and patents and the trademarks were based on historical product development cycles, the project rate of technology migration and the pattern of projected economic benefit of these intangible assets. The remaining useful lives of customer relationships were based on the customer attrition and the future economic benefit.

	Estimated
	useful life (in
	years)	Amount
Technology and patents	10	$3,900
Customer relationships	10	2,700
Trademarks	10	800

		$7,400

Goodwill
Goodwill represents the excess of the preliminary estimated purchase price over the preliminary estimated fair values of the underlying net tangible and intangible assets. In accordance FASB Topic 350, “Intangibles-Goodwill and Other”, goodwill will not be amortized, but instead will be tested for impairment at least annually and whenever events or circumstances have occurred, that may indicate a possible impairment. In the event the Company determines the fair value of goodwill has become impaired, the Company will incur an accounting charge for the amount of impairment during the fiscal period in which the determination is made.
The acquisition of StarTrak enables the Company to create a global technology platform to transfer capabilities across new and existing vertical markets and deliver complementary products to the Company’s channel partners and resellers worldwide. In addition, the acquisition provides an opportunity to drive new subscribers to the Company’s global communications network while accelerating the growth of StarTrak’s suite of products by adding scale and providing subscriber management tools. These factors contributed to a preliminary estimated purchase price resulting in the recognition of goodwill. The acquired goodwill is deductible for income tax purposes.
Deferred revenues
In connection with the preliminary estimated purchase price allocation, the Company estimated the fair value of the service obligations assumed from StarTrak. The estimated fair value of the service obligations was determined using a version of the income approach, known as the build-up method, to estimate the cost necessary to fulfill the obligations plus a normal profit margin on the fulfillment effort. The estimated costs to fulfill the service obligations were based on StarTrak’s historical direct costs and indirect costs related to StarTrak’s service agreements with its customers. Direct costs include personnel directly engaged in providing service and support activities, while indirect costs consist of estimated general and administrative expenses based on an overall margin of StarTrak’s business.

Notes to Unaudited Pro Forma Condensed Combined Financial Statements
(dollars in thousands, except share and per share amounts)
Warranty liabilities and Escrow Agreement
In connection with the preliminary estimated purchase price allocation, the Company is estimating additional obligations of $500 related to warranty claims the Company is investigating. These claims vary in nature, and the range of additional warranty obligations is estimated between $500 to $2,000. The Company is currently in the process of determining the extent of the additional warranty obligations and any changes to the estimate will be an adjustment to goodwill.
In connection with the purchase price, the Company entered into an escrow agreement with Alanco. Under the terms of this escrow agreement, 166,611 shares of common stock were issued to Alanco and placed in an escrow account to cover 50% of certain costs relating to fuel sensor warranty obligations. In the event that the sum of (i) aggregate warranty expenses (other than for fuel sensors) and (ii) any fuel sensor damages directly expended or accrued on the StarTrak balance sheet from March 1, 2011 through March 1, 2012 exceeds $600, the Company shall have the right to provide written notice to the escrow agent and Alanco setting forth a description of the fuel sensor distribution event and the number of shares of the Company’s common stock to be distributed to the Company from the escrow account. The number of shares of common stock that the Company will direct the escrow agent to release to the Company from the escrow account will equal 50% of the fuel sensor damages (excluding the amount of damages that when added to the non-fuel sensor damages equals $600) incurred or suffered from June 1, 2011 through March 1, 2012, valued at $3.001 per share.
Patent infringement liability and Escrow Agreement
StarTrak is a named defendant in a patent infringement action filed by Innovative Global Systems LLC (“Innovative Global Systems”) in the United States District Court for the Eastern District of Texas. In July 2011, a settlement agreement was reached under which Innovative Global Systems will dismiss the patent infringement action and grant StarTrak and StarTrak Information Technologies, LLC, a wholly owned subsidiary of ORBCOMM holding the acquired StarTrak assets, a license in the patents-in-suit and certain other patents. Under the settlement agreement, StarTrak or StarTrak Information Technologies, LLC will pay Innovative Global Systems the amount of $155, which amount was agreed in principle in May 2011. Accordingly, the Company recognized a liability relating to the patent infringement action for $155 on the date of acquisition.
In connection with the purchase price, the Company entered into an escrow agreement with Alanco. Under the terms of this escrow agreement, 249,917 shares of common were issued to Alanco and placed in an escrow account to cover 50% of any damages relating to the Innovative Global Systems patent infringement action incurred or suffered by the Company. Upon a final disposition of the action by the courts, the Company will direct the escrow agent to release to the Company from the escrow account shares of common stock valued at $3.001 per share equal to 50% of the damages incurred or suffered by the Company.

Notes to Unaudited Pro Forma Condensed Combined Financial Statements
(dollars in thousands, except share and per share amounts)
Pre-Acquisition Contingencies
The Company has evaluated and continues to evaluate pre-acquisition contingencies related to StarTrak that existed as of the acquisition date. If these pre-acquisition contingencies that existed as of the acquisition date become probable in nature and can be estimated during the remainder of the measurement period, amounts recorded for such matters will be made in the measurement period and, subsequent to the measurement period, in the Company’s results of operations.
4. Pro Forma Adjustments
The pro forma adjustments given effect to the acquisition in the unaudited pro forma condensed combined financial statements are as follows:
(A)	To record the following components of the purchase price:
•	$1,893 in cash, which included a preliminary working capital adjustment of $118 due at the date of acquisition subject to a final working capital adjustment specified in the Asset Purchase Agreement;

•	forgiveness of the Company's $304 6% promissory note advanced to Alanco on February 23, 2011 the date of the Asset Purchase Agreement including interest;

•	the Company’s investment in preferred stock and common stock of Alanco delivered back to Alanco;

•	issuance of a $3,900 6% secured promissory note payable to a lender and stockholder of Alanco;

•	issuance of 183,550 shares of Series A convertible preferred stock to Alanco;

•	issuance of 2,452,644 shares of common stock to Alanco and to certain selling stockholders of Alanco; and

•	249,917 and 166,611 shares of common stock issued to Alanco and held in two separate escrow accounts to cover an indemnity for 50% of any damages and costs incurred or suffered by the Company relating to a patent infringement claim and certain warranty obligations, respectively.

(B)	To adjust the $3,900 6% secured promissory note payable to the preliminary estimated fair value.

(C)	To record subsequent dividends on the investment in Alanco to accurately reflect the loss on investment delivered to Alanco.

(D)	To record the fair value of StarTrak’s inventories purchased as part of the acquisition.

(E)	To adjust StarTrak’s deferred revenues balances to the preliminary estimated fair values of the obligations and record preliminary additional warranty liabilities which have not yet been fair valued at this time.

Notes to Unaudited Pro Forma Condensed Combined Financial Statements
(dollars in thousands, except share and per share amounts)
(F)	To accrue an additional $55 relating to a settlement of a patent infringement claim of $155, which was assumed by the Company on the date of acquisition.

(G)

To record a loss on the revaluation of Company’s cost method investment in Alanco, triggered by the acquisition, for the difference between the fair value and the carrying value at the date of acquisition. Such loss was recorded prior to tendering the shares to Alanco. Since it is directly attributable to the transaction and factually supportable but non-recurring, it is reflected in the unaudited pro forma condensed combined balance sheet as an adjustment to equity.

(H)	To eliminate StarTrak’s historical goodwill and intangible assets and record the preliminary estimated fair values of the intangible identifiable assets and goodwill acquired from the acquisition.

(I)	To record an adjustment to accrue acquisition costs of $765 for legal, accounting, valuation and other professional services incurred by the Company after March 31, 2011. These costs have a one-time impact as a result of the transaction and have not been recorded as a pro forma adjustment to the unaudited pro forma condensed combined statement of operations. Since they are directly attributable to the transaction and factually supportable but non-recurring they are reflected in the unaudited pro forma condensed combined balance sheet as an adjustment to equity.

(J)	To eliminate intercompany accounts receivable, accounts payable and deferred revenue balances between the Company and StarTrak.

(K)	To eliminate related assets and notes payable of StarTrak not acquired or assumed by the Company.

(L)	To eliminate StarTrak’s historical member’s equity.

Notes to Unaudited Pro Forma Condensed Combined Financial Statements
(dollars in thousands, except share and per share amounts)
(M)	To record estimated amortization expense for the three months ended March 31, 2011 and for the twelve months ended December 31, 2010 of $186 and $740, respectively, based on the estimated preliminary fair values of the acquired intangible assets over their estimated useful lives from the acquisition of StarTrak. In addition, to eliminate historical amortization expense of $161 and $766 related to the historical values of StarTrak’s intangible assets for the three months ended March 31, 2011 and for the year ended December 31, 2010, respectively. The following table sets forth the adjustment to amortization expense:

	Three months ended	Year ended
	March 31, 2011	December 31, 2010
Costs of services	$45	$55
Costs of product sales	(6)	(24)
Selling, general and administrative	(15)	(57)

	$24	$(26)

The actual amortization expense will be based on the final fair value attributed to these intangible assets. There can be no assurance that the actual amortization expense will not differ significantly from the pro forma adjustment presented.
(N)	To record interest expense resulting from the issuance of the $3,900 principal amount 6% secured promissory note payable to a lender and stockholder of Alanco and eliminate interest expense on notes payable not assumed by the Company on the acquisition date.

(O)	To amortize the estimated preliminary fair value adjustment to interest expense on the $3,900 principal amount 6% secured promissory note issued to a lender and stockholder of Alanco.

(P)	To eliminate intercompany revenues and costs and expenses.

(Q)	To record dividends on the Series A convertible preferred stock.

(R)	To eliminate previously recorded non-recurring acquisition- related costs related to the acquisition of StarTrak of $257 incurred by the Company for the three months ended March 31, 2011.

(S)	To record a deferred income expense related to the amortization of the estimated preliminary fair value of goodwill for income tax purposes.
5. Pro Forma Earnings per Share
To adjust the weighted average shares used in computing basic and diluted net loss per share for the number of shares of common stock issued in connection with the acquisition of StarTrak.